Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Amendment to Schedule 13D dated March 21, 2014 with respect to the Class A Common Stock of BFC Financial Corporation. This Joint Filing Agreement shall be filed as an exhibit to such Amendment to Schedule 13D.

Dated: March 21, 2014

Levan Partners LLC

/s/ Alan B. Levan
Signature

Alan B. Levan/Manager
Name/Title

Florida Partners Corporation

/s/ Alan B. Levan
Signature

Alan B. Levan/President
Name/Title

Levan BFC Stock Partners LP

By: Levan Management LLC its general partner

/s/ Alan B. Levan
Signature

Alan B. Levan/President
Name/Title